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         [LETTERHEAD OF KAPLAN, STRANGIS AND KAPLAN, P.A. APPEARS HERE]


                              September 14, 1999


Securities and Exchange Commission                                   Exhibit 5.1
                                                                     -----------
Judicial Plaza
450 Fifth Street, N.W.
Washington, D.C.,  20549

Ladies and Gentlemen:

     We have acted as counsel to AOA Holding LLC, a Minnesota limited liability company ("AOA Holding") and to AOA Capital Corp, a Minnesota corporation ("AOA Capital" and together with AOA Holding, the "Issuers"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed by the Issuers with the Securities and Exchange Commission (the "Commission").

     The Registration Statement relates to the proposed issuance of up to $50,000,000 principal amount of 10-3/8% Senior Notes due 2006 (the "Exchange Notes") to be issued under that certain Indenture dated as of May 26, 1999 (the "Indenture"), between the Issuers and United States Trust Company of New York, as the Trustee (the "Trustee"), in exchange for the identical principal amount of any and all of their outstanding 10-3/8% Senior Notes due 2006 (the "Old Notes"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied without independent verification upon the documents referred to above, the accuracy of factual matters contained therein, and oral and written statements and representations of officers and other representatives of the Issuers and others, including public officials.

     We are members of the Bar of the State of Minnesota. This opinion is limited to the laws of the State of Minnesota, the laws of the State of New York and the federal securities laws. We do not express any opinion as to any other laws.

     We have assumed that (a) the due execution of the Exchange Notes by the Issuers, due authentication thereof by the Trustee in accordance with the Indenture and issuance and delivery
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Securities and Exchange Commission
September 14, 1999
Page 2

thereof against exchange of the Old Notes will occur and be conducted in accordance with the terms, conditions, and covenants, and other provisions referred to in the Registration Statement, (b) all applicable provisions of the Securities Act and such state "blue sky" or other securities laws as may be applicable have been or shall be duly complied with, and (c) the Registration Statement, as finally amended, shall become effective under the Securities Act.

     Based on the foregoing, we are of the opinion that:

     1. AOA Holding has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Minnesota. AOA Capital has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Minnesota.

     2. Each of AOA Holding and AOA Capital has the requisite authority to issue the Exchange Notes.

     3. The Exchange Notes proposed to be issued pursuant to the Registration Statement will, when issued in accordance therewith, be duly and validly issued and will constitute legally binding obligations of the Issuers entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms except to the extent that (a) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally, and (b) the remedy of specific performance and other forms of equitable relief may be subject to certain defenses and to the discretion of the court before which such proceedings may be brought (regardless of whether enforceability is considered in a proceeding in equity or at law).

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.

     This opinion letter is being furnished by us to the Issuers in connection with the Registration Statement and is not to be used, circulated, or quoted for any other purpose, without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

                                   Very truly yours,

                                   /s/ Kaplan, Strangis and Kaplan, P.A.